UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

December 13, 2004

NCR CORPORATION

(Exact name of registrant as specified in its charter)

Commission File Number 001-00395

Maryland	31-0387920
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1700 S. Patterson Blvd.

Dayton, Ohio 45479

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (937) 445-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into A Material Definitive Agreement.

The NCR Corporation (“we”, “us” or the “Company”) has two non-qualified executive pension plans, the NCR Officer Plan and the NCR Nonqualified Excess Plan. These plans were filed as Exhibits 10.9 and 10.3, respectively, to the Company’s Annual Report on Form 10-K for the year ended December 31, 2002, and the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 1998. As a result of the actions taken by our Board of Directors with respect to the Company’s pension plans, as described in the Company’s Current Report on Form 8-K, dated May 26, 2004, we have amended both of these plans to close them to new participants. Copies of the First Amendments to both the NCR Officer Plan and the NCR Nonqualified Excess Plan that were each executed on December 16, 2004, are filed as Exhibit 10.1 and 10.2, respectively, to this report and incorporated herein by reference.

The Company also has an NCR Management Incentive Plan for Executive Officers (the “MIP”), a copy of which has been filed as Exhibit 10.19 to the Company’s Annual Report on Form 10-K for the year ended December 31, 1996. Each year, the Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”) sets the performance measures and weightings and minimum, target and maximum payouts under the MIP. On December 13, 2004, the Compensation Committee determined that the target payout to executive officers under the MIP for 2005 will depend in part on the Company’s achievement of a certain level of operating income less pension expense after a capital charge. The performance measures and weightings and minimum, maximum and other target payouts under the MIP for the 2005 fiscal year have not yet been set by the Compensation Committee.

The 2004 performance measures and weightings for the Company’s executive officers under the MIP are as set forth in the chart below. The minimum, target and maximum payout amounts associated with each performance measure for the 2004 fiscal year are not disclosed in this report, because these amounts are confidential business information, the disclosure of which would have an adverse effect on the Company.

	Executives/Weightings
Financial Performance Measures	Messrs. Mark Hurd (CEO), Jonathan Hoak (SVP and General Counsel), Peter Bocian (SVP, and CFO), Christine Wallace (SVP HR), and Eric Berg (CAO)	Messrs. Gagliardi (SVP, WCS), Michael Koehler (SVP, TD), and Mark Quinlan (SVP, SMD)	Messrs. Keith Taylor (SVP, FSD) and Lee Schram (SVP, RSD)
NCR Non-Pension Operating Income (“NPOI”)* after Capital Charge**	100%	50%	50%
Division NPOI		25%	12.5%
Division Services NPOI			12.5%
Division Revenue		25%	25%

Total	100%	100%	100%

*	NPOI is a non-GAAP financial measure used by the Company due to the significant change in pension expense from year to year. This measure includes the Company’s income from operations under generally accepted accounting principles (“GAAP”) less pension expense. Under the MIP, the Compensation Committee also has the discretion to adjust the actual payouts under the plan based on its evaluation of the executive’s performance for the year or other relevant factors.

**	Capital Charge is a formula used to determine the total cost of capital deployed. It includes accounts receivable plus inventory, plant, property and equipment, other current assets, and capitalized software less accounts payable, payroll and employee benefits, other current liabilities, and post retirement benefits.

The Board of Directors of the Company grants equity awards to management employees of the Company on a regular basis. These awards are granted under the NCR Management Stock Plan, as amended (the “Stock Plan”). The Stock Plan was previously approved by the Company’s sole stockholder prior to its spin-off from AT&T Corp. at the end of 1996, and is filed as Exhibit 10.6 to our Annual Report on Form 10-K for the year ended December 31, 2003. We are filing as exhibits to this Current Report on Form 8-K, copies of the following forms of documents under the Stock Plan: (1) form of Restricted Stock Agreement, (2) form of Stock Option Agreement, (3) form of Payment Election for Director Pay, and (4) form of Director Option Grant Statement. Copies of these forms are filed as Exhibits 10.3, 10.4, 10.5 and 10.6, respectively, to this report and are incorporated herein by reference.

On September 2, 2004, the Compensation Committee granted the following equity awards to its executive officers: (1) 5,000 shares of restricted common stock and options to purchase 5,000 shares of common stock to Peter Bocian in conjunction with his promotion to Senior Vice President and Chief Financial Officer of the Company, subject to the terms and conditions of the standard equity award form agreements attached as Exhibits 10.3 and 10.4 hereto; and (2) 6,000 shares of restricted common stock to Jonathan Hoak, Senior Vice President and General Counsel, as a retention award, subject to the terms and conditions of the standard Restricted Stock Agreement attached as Exhibit 10.3 hereto, except that the shares will vest at the end of a two-year period on December 31, 2006, rather than at the end of a three-year term.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit Number	Description of Exhibits
10.1	First Amendment to the NCR Officer Plan, executed December 17, 2004.

10.2	First Amendment to the NCR Nonqualified Excess Plan, executed December 17, 2004

10.3	Form of Restricted Stock Agreement under the NCR Management Stock Plan.

10.4	Form of Stock Option Agreement under the NCR Management Stock Plan.

10.5	Form of Payment Election for Director Pay under the NCR Management Stock Plan.

10.6	Form of Director Option Grant Statement under the NCR Management Stock Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NCR CORPORATION

Date: December 17, 2004	By:	/s/ Peter J. Bocian
Peter J. Bocian
Senior Vice President and Chief Financial Officer

Index to Exhibits

Exhibit No.	Description
10.1	First Amendment to the NCR Officer Plan, executed December 17, 2004.

10.2	First Amendment to the NCR Nonqualified Excess Plan, executed December 17, 2004

10.3	Form of Restricted Stock Agreement under the NCR Management Stock Plan.

10.4	Form of Stock Option Agreement under the NCR Management Stock Plan.

10.5	Form of Payment Election for Director Pay under the NCR Management Stock Plan.

10.6	Form of Director Option Grant Statement under the NCR Management Stock Plan.